UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 659-8001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance and Change in Control Program

On August 21, 2026, the Board of Directors (the “Board”) of Rocket Pharmaceuticals, Inc. (the “Company” or “Rocket”) adopted the Rocket Pharmaceuticals, Inc. Severance and Change in Control Program (the “Program”). The Program provides severance benefits to eligible employees of the Company, including its executive officers, in connection with certain qualifying terminations of employment, including terminations occurring in connection with a change in control of the Company. All Rocket employees in the United States who are not covered by another agreement or arrangement with the Company that provides for severance benefits are eligible for severance under the Program, provided that to be eligible for severance benefits not associated with a Change in Control (as defined in the Program), employees must have been employed at Rocket for at least one year.

Under the Program, upon a qualifying termination without “Cause” or resignation for “Good Reason” (each as defined in the Program) that does not occur in connection with a Change in Control, eligible employees are entitled to receive:

•	For the CEO, fifteen months base salary and health care allowance continuation;
•	For the Section 16 Executive Leadership Team (“ELT”) members, twelve months base salary and health care allowance continuation;
•	For the non-Section 16 ELT members and Senior Vice Presidents, nine months base salary and health care allowance continuation;
•	For Vice Presidents, six months base salary and health care allowance continuation;
•	For Directors, three months base salary and health care allowance continuation in the event of a termination without Cause and no severance benefits in the event of a resignation for Good Reason; and
•
For Senior Managers and below, two months base salary and health care allowance continuation in the event of a termination without Cause and no severance benefits in the event of a resignation for Good Reason.

Under the Program, upon a qualifying termination without Cause or resignation for Good Reason occurring within twelve months following a Change in Control (or, for the Company’s Chief Executive Officer and Section 16 officers, within three months prior to and twelve months following a Change in control), eligible employees are entitled to receive:

•	For the CEO, eighteen months base salary and health care allowance continuation, 100% of target bonus for the year of termination and a prorated target bonus for the year of termination;
•
For the Section 16 ELT members, twelve months base salary and health care allowance continuation, 100% of target bonus for the year of termination and a prorated target bonus for the year of termination;

•	For the non-Section 16 ELT members and Senior Vice Presidents, twelve months base salary and health care allowance continuation and 100% of target bonus for the year of termination;
•	For Vice Presidents, nine months base salary and health care allowance continuation and 100% of target bonus for the year of termination;
•	For Directors, six months base salary and health care allowance continuation; and
•	For Senior Managers and below, three months base salary and health care allowance continuation.

Severance benefits under the Program are contingent on the eligible employee’s execution and non-revocation of a release of claims in favor of the Company. The Program supersedes prior severance arrangements for eligible employees, except that the Board or senior management may approve individual arrangements providing for different levels of severance benefits, which would supersede the Program for the applicable individual.

The foregoing description of the Program is only a summary and is qualified in its entirety by reference to the full text of the Program, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Executive Employment Agreements

On August 21, 2026, the Company entered into an Executive Employment Agreement (the “Shah Employment Agreement") with Gaurav Shah, M.D., the Company's Chief Executive Officer, and an Executive Employment Agreement (the “Wilson Employment Agreement”) with Martin Wilson, the Company's General Counsel and Chief Corporate Officer. Additionally, on August 21, 2026, the Company entered into Amendment No. 1 to the Executive Employment Agreement (the “Stevens Amendment”) with Christopher Stevens, the Company's Chief Operating Officer, which amends the Executive Employment Agreement between the Company and Mr. Stevens dated July 7, 2025 (as amended, the “Stevens Employment Agreement”).

The below descriptions of the Shah Employment Agreement, the Wilson Employment Agreement and the Stevens Amendment are only summaries and are qualified in their entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Shah Employment Agreement

Pursuant to the Shah Employment Agreement, Dr. Shah is entitled to an annual base salary of $674,856 and a target annual incentive bonus equal to 60% of his base salary. If Dr. Shah’s employment is terminated by the Company for Cause or by Dr. Shah without Good Reason (each as defined in the Shah Employment Agreement), he is entitled to receive any accrued but unpaid base salary and accrued but unused paid time off, reimbursement for unreimbursed business expenses properly incurred by Dr. Shah and any employee benefits Dr. Shah may be entitled to under the Company’s employee benefit plans as of the termination date (such amounts, collectively, the “Accrued Amounts”). If Dr. Shah’s employment is terminated by the Company without Cause or by Dr. Shah for Good Reason, he is entitled to receive the Accrued Amounts and, subject to his execution and non-revocation of a release of claims: (i) a lump sum payment equal to 15 months of his base salary; (ii) any incentive bonus to which he is otherwise entitled for the prior fiscal year; and (iii) a lump sum amount equal to 15 months of COBRA premiums. If such a termination occurs within 12 months following a Change in Control (as defined in the Shah Employment Agreement), Dr. Shah is instead entitled to receive: (i) a lump sum payment equal to 18 months of his base salary; (ii) a lump sum amount equal to his target incentive bonus for the year of termination; (iii) a lump sum amount equal to his target incentive bonus prorated through the termination date; and (iv) a lump sum amount equal to 18 months of COBRA premiums.

Wilson Employment Agreement

Pursuant to the Wilson Employment Agreement, Mr. Wilson is entitled to an annual base salary of $547,313 and a target annual incentive bonus equal to 45% of his base salary. If Mr. Wilson’s employment is terminated by the Company for Cause or by Mr. Wilson without Good Reason (each as defined in the Wilson Employment Agreement), he is entitled to receive any accrued but unpaid base salary and accrued by unused paid time off, reimbursement for unreimbursed business expenses properly incurred by Mr. Wilson and any employee benefits Mr. Wilson may be entitled to under the Company’s employee benefit plans as of the termination date (such amounts, collectively, the “Accrued Amounts”). If Mr. Wilson’s employment is terminated by the Company without Cause or by Mr. Wilson for Good Reason, he is entitled to receive the Accrued Amounts and, subject to his execution and non-revocation of a release of claims: (i) a lump sum payment equal to 12 months of his base salary; (ii) any incentive bonus to which he is otherwise entitled for the prior fiscal year; and (iii) a lump sum amount equal to 12 months of COBRA premiums. If such a termination occurs within three months prior to, or 12 months following, a Change in Control (as defined in the Wilson Employment Agreement), Mr. Wilson is instead entitled to receive: (i) a lump sum payment equal to 12 months of his base salary; (ii) a lump sum amount equal to his target incentive bonus for the year of termination; (iii) a lump sum amount equal to his target incentive bonus prorated through the termination date; and (iv) a lump sum amount equal to 12 months of COBRA premiums.

Stevens Amendment

Pursuant to the Stevens Amendment, if Mr. Stevens’ employment is terminated by the Company without Cause or by Mr. Stevens for Good Reason (each as defined in the Stevens Amendment), he is entitled to receive, subject to his execution and non-revocation of a release of claims: (i) a lump sum payment equal to 12 months of his base salary; (ii) any incentive bonus to which he is otherwise entitled for the prior fiscal year; and (iii) a lump sum amount equal to 12 months of COBRA premiums. If such a termination occurs within three months prior to, or 12 months following, a Change in Control (as defined in the Stevens Amendment), Mr. Stevens is instead entitled to receive: (i) a lump sum payment equal to his base salary for the fiscal year of termination; (ii) a lump sum amount equal to his target incentive bonus for the year of termination; (iii) a lump sum amount equal to his target incentive bonus prorated through the termination date; and (iv) a lump sum amount equal to 12 months of COBRA premiums. Other than as set forth in the Stevens Amendment, the Stevens Employment Agreement remains unmodified and in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: August 27, 2026	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Corporate Officer